Exhibit 99.1
                        NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST REPORTS 2022 RESULTS

2022 FINANCIAL RESULTS
▪Net loss of ($85.0) million
▪Same-Property Total RevPAR(1) increased 65.1% vs. 2021 and 93.0% recovered to 2019
▪Same-Property EBITDA(1) $391.0 million, 123.0% above 2021 and 84.5% recovered to 2019
▪Adjusted EBITDAre(1) $356.7 million, vs. $99.8 million in 2021
▪Adjusted FFO(1) per diluted share $1.69 vs. ($0.23) in 2021

Q4 FINANCIAL HIGHLIGHTS
▪Net loss: ($39.9) million
▪Same-Property Total RevPAR(1) up 27.9% vs. 2021 and 93.9% recovered to 2019
▪Same-Property ADR(1), exceeded 2021 by 10.8% and 2019 by 18.4%
▪Same-Property EBITDA(1) $65.2 million, 23.3% above 2021 and 73.1% recovered to 2019
▪Adjusted EBITDAre(1) $57.4 million, 30% above 2021
▪Adjusted FFO(1) per diluted share $0.20 vs. $0.08 in 2021

HOTEL OPERATING TRENDS
▪ Leisure demand remains robust, with ADR premiums exceeding the prior year and pre-pandemic levels
▪ Business transient and group demand continue to recover, and more strongly in urban markets; group pace year-over-year is up significantly for Q1 and all of 2023
▪ Severe winter storms across the country in late December and early January increased cancellations, negatively impacting short-term operating results
▪ Have not yet seen any slowdown in demand as a result of macro-economic concerns

PORTFOLIO UPDATES & REPOSITIONINGS
▪ In 2022, acquired the Inn on Fifth Naples and Newport Harbor Island Resort for $330.0 million and sold 4 urban hotels generating $260.9 million in proceeds
▪ Completed $108.4 million of capital investments throughout 2022, including the redevelopment, repositioning and transformations of Hotel Vitale into the 1 Hotel San
     Francisco and Grafton on Sunset into Hotel Ziggy on the Sunset Strip
▪ Executed a contract to sell The Heathman Hotel Portland for $45.0 million, which is targeted to close shortly in Q1 2023

Q1 2023 OUTLOOK
▪ Net loss: ($48.6) to ($43.6) million
▪ Same-Property RevPAR(1) +15.0% to +18.0% vs. 2022
▪ Adjusted EBITDAre(1): $46.5 to $51.5 million vs. $46.5 million in 2022
▪ Adjusted FFO(1) per diluted share: $0.06 to $0.10, vs. $0.11 in 2022

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Our portfolio continued to make significant strides in 2022 in its recovery from the pandemic. Our unique lifestyle resorts performed extremely well, with Same-Property EBITDA far exceeding 2019 despite occupancy still a long way from being fully recovered. The rate premiums at our resorts achieved throughout 2022 are continuing into 2023, which is very encouraging. Our urban market hotels saw an accelerating recovery throughout the year, led by our hotels in Boston, San Diego, and Los Angeles. We are seeing further signs of recovery in Washington, DC, San Francisco, Portland, and Chicago, with our urban hotels generating healthy year-over-year increases in revenues and profitability. Despite the concerns with the macro environment, we remain cautiously optimistic in an improving operating environment as we kick off 2023. We also made important progress in our extensive property redevelopment program, completing the transformations of 1 Hotel San Francisco and Hotel Ziggy on the Sunset Strip and commencing the conversion and redevelopment of Hotel Solamar into Margaritaville San Diego Gaslamp Quarter, as well as several other major redevelopment projects that we expect will deliver outsized gains in revenue, EBITDA and valuation in future years.”

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Fourth Quarter and Year-to-Date Highlights

	Fourth Quarter			Year Ended December 31,
Same-Property and Corporate Highlights	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	($39.9)	($42.8)	$19.6	($85.0)	($186.4)	$115.7

Same-Property Room Revenues(1)	$197.5	$157.3	$213.7	$895.9	$536.4	$972.1
Same-Property Room Revenues variance		25.6%	(7.6%)		67.0%	(7.8%)

Same-Property Total Revenues(1)	$310.6	$242.8	$330.2	$1,368.3	$828.9	$1,468.7
Same-Property Total Revenues variance		27.9%	(5.9%)		65.1%	(6.8%)

Same-Property Total Expenses(1)	$245.4	$190.0	$241.0	$977.3	$653.6	$1,005.8
Same-Property Total Expenses variance		29.2%	1.8%		49.5%	(2.8%)

Same-Property EBITDA(1)	$65.2	$52.9	$89.2	$391.0	$175.3	$462.9
Same-Property EBITDA variance		23.3%	(26.9%)		123.0%	(15.5%)

Adjusted EBITDAre(1)	$57.4	$44.0	$102.3	$356.7	$99.8	$486.9
Adjusted EBITDAre variance		30.3%	(43.9%)		257.6%	(26.7%)

Adjusted FFO(1)	$25.9	$11.0	$73.4	$221.6	($30.5)	$352.4
Adjusted FFO per diluted share(1)	$0.20	$0.08	$0.56	$1.69	($0.23)	$2.69
Adjusted FFO per diluted share variance		150.0%	(64.3%)		NM	(37.2%)

	2022 Monthly Results
Same-Property Portfolio(2)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
	($ in millions except ADR and RevPAR data)

Occupancy	34%	50%	62%	68%	67%	73%	74%	71%	73%	73%	59%	48%
ADR	$269	$308	$305	$319	$314	$323	$334	$309	$318	$310	$280	$267
RevPAR	$91	$153	$188	$218	$210	$236	$246	$219	$234	$226	$166	$129
Total Revenues	$57.0	$84.9	$116.2	$128.3	$129.4	$138.1	$142.3	$128.2	$133.4	$131.6	$95.5	$83.5
Total Revenues growth rate (‘22 vs. ‘19)	(44%)	(21%)	(9%)	(3%)	(6%)	(1%)	4%	(2%)	5%	(1%)	(10%)	(8%)
EBITDA	($3.1)	$20.5	$38.8	$46.6	$42.9	$49.3	$50.4	$37.4	$43.0	$41.2	$17.4	$6.7
Hotel EBITDA growth rate (‘22 vs. ’19)	(115%)	(29%)	(9%)	1%	(11%)	(6%)	2%	(13%)	1%	(12%)	(38%)	(53%)

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical (2021 and 2019 comparable periods) results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all of the hotels the Company owned as of December 31, 2022, except 1 Hotel San Francisco (which is excluded from January-December given the property’s closure for renovation), Inn on Fifth (which is excluded from January-March given the property’s acquisition on May 11), Gurney’s Newport Resort & Marina (which is excluded from January-June given the property’s acquisition on June 23) and LaPlaya Beach Resort & Club (which is excluded from October-December, given the property’s closure following Hurricane Ian). Excludes information for the hotels the Company has sold during 2022: The Marker San Francisco from April-December (sold on June 28), Sofitel Philadelphia at Rittenhouse Square from July-December (sold on August 2), Hotel Spero from July-December (sold on August 25), and Hotel Vintage Portland from July-December (sold September 14).

“December performed slightly better than November, despite the severe winter storms during the holidays, indicating that overall travel demand continues to recover, despite macro-economic concerns,” continued Mr. Bortz. “For the fourth quarter, compared to 2019, Same-Property Total Revenues were off by 5.9%, with ADR up 18.4%. Same-Property EBITDA compared to 2019 was off 26.9%, partly due to more than $1 million of negative impact from the winter storms at the end of December. In addition, the closure of LaPlaya Beach Resort & Club (“LaPlaya”) in Naples, Florida in late September 2022, due to repairs and remediation from Hurricane Ian, negatively impacted Same-Property RevPAR by approximately 150 basis points and Same-Property EBITDA by more than $12.0 million. On the labor side, our hotel teams have made tremendous gains in hiring managers and hourly employees to fill open positions across our portfolio. While this has increased our fixed cost base, it will allow our properties to operate at higher occupancy levels as hotel demand continues to recover and strengthen in 2023.”
Update on Impact from Hurricane Ian
The Company continues to complete significant repairs and rebuilding at the 189-room LaPlaya Beach Resort & Club, and the property was fully re-energized and reconnected to the permanent electricity grid in late January. The resort’s Bay Tower partially reopened in late January 2023, and the Gulf Tower is expected to partially reopen shortly, barring any issues that remain out of our control that could delay this reopening. The property’s Beach House is forecasted to be fully remediated and restored by the fourth quarter of this year, but delays may further impact this timeline.

The Company anticipates all operational disruption will be covered under the Company’s business interruption and property insurance programs, net of deductibles. A preliminary business interruption settlement of a minimum of $7.2 million for the fourth quarter of 2022 with the Company’s insurance providers is anticipated and is included in the Company’s Q1 2023 outlook. Pebblebrook expects to record additional business interruption settlements in 2023 as these are determined and finalized with its insurance providers.
Capital Investments and Strategic Property Redevelopments
In the fourth quarter of 2022, the Company completed $40.2 million of capital investments throughout its portfolio. The Company completed $108.4 million of capital improvements and projects in 2022.

Since 2018, the Company has invested $567 million across its portfolio, including approximately $230 million in redevelopment projects expected to generate healthy increases in market share, revenues, and cash flow as these properties stabilize, similar to prior transformations.

The Company expects to invest $145.0 to $155.0 million in capital improvements during 2023, which includes completing the redevelopment and repositioning projects at Solamar Hotel (to be converted to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Viceroy Santa Monica Hotel, Estancia La Jolla Hotel & Spa, the four guesthouses at Southernmost Beach Resort, as well as the completion of the development of a new outdoor venue and 11 additional alternative lodging units at Skamania Lodge.
Update on Strategic Dispositions
The Company completed four hotel dispositions in 2022 totaling $260.9 million of proceeds. The Company has executed a contract to sell The Heathman Hotel in Portland, Oregon for $45.0 million. The sale of The Heathman Hotel is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed on these terms or at all. The sale is targeted to be completed shortly. Since 2020, the Company has sold 11 urban hotels, including the upcoming anticipated sale of The Heathman Hotel, and acquired 6 leisure-focused resort properties, substantially transforming the Company’s portfolio.
Common and Preferred Share Repurchases
Since late October of 2022, the Company has repurchased 5.5 million common shares, or over 4 percent of the Company’s previously outstanding shares, at an average price of $15.12 per share, a 51% discount to the midpoint of the Company’s most recently published estimated Net Asset Value (“NAV”).

During the fourth quarter, in a single unsolicited transaction, the Company also repurchased 1.0 million shares of its Series H preferred shares for $16.00 per share, a 36% discount to the $25.00 liquidation value per share.

On February 17, 2023 the Company’s board of trustees authorized an additional $150 million common share repurchase program. As a result, the Company currently has a combined $224 million available under its common share repurchase programs. The Company’s board of trustees also authorized a $100 million preferred share repurchase program. This new repurchase program applies to all of the Company’s outstanding series of preferred equity shares. The repurchase programs may be suspended or discontinued at any time, and the Company is not obligated to repurchase any shares.

Balance Sheet and Liquidity
As of December 31, 2022, the Company had $52.3 million of consolidated cash, cash equivalents and restricted cash, in addition to $637.4 million of undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $689.7 million. The Company had $2.4 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.5 percent. $1.9 billion, or 79% of the Company’s total outstanding debt and convertible notes, was at an effective weighted-average fixed interest rate of 2.7 percent, and $0.5 billion, or 21% percent, was at a weighted-average floating rate of 6.3 percent. In January, in a very attractive window in the market, the Company entered into an additional $400 million in swaps for 2- and 3-year maturities at 3.2% and 3.0%, respectively, effectively replacing an equivalent amount maturing in 2023.
Common and Preferred Dividends
On December 15, 2022, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest.
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of December 31, 2022, Curator had 97 member hotels. In the fourth quarter of 2022, Curator strengthened its roster with eight new member hotels. As of December 31, 2022, Curator had 100 master service agreements with preferred vendor partners, providing Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies.
Q1 2023 Outlook
Based on current trends, and assuming no material disruptions to travel caused by the COVID-19 pandemic or worsening macro-economic conditions, the Company’s outlook for Q1 2023 is as follows:

	Q1 2023 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net loss	($48.6)	($43.6)

Adjusted EBITDAre	$46.5	$51.5

Adjusted FFO	$7.3	$12.3
Adjusted FFO per diluted share	$0.06	$0.10

This Q1 2023 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$168	$172
Same-Property RevPAR variance vs. 2022	15.0%	18.0%
Same-Property RevPAR variance vs. 2019	(8.5)%	(6.1)%

Same-Property EBITDA	$50.7	$55.7
Same-Property EBITDA variance vs. 2022	3.0%	13.1%
Same-Property EBITDA variance vs. 2019	(35.6%)	(29.2%)

The Company’s outlook incorporates the estimated negative impact of displaced revenues and EBITDA associated with the ongoing redevelopments and transformations of Solamar Hotel (conversion to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Estancia La Jolla Hotel & Spa, Viceroy Santa Monica, Jekyll Island Club Resort, and a small renovation project at The Nines Portland. Same-Property RevPAR growth is expected to be negatively impacted by these major transformation projects in the first quarter by 225 to 350 basis points, and Same-Property EBITDA is expected to be reduced by $4.5 million to $6.5 million.

The first quarter outlook also incorporates an estimated $7.2 million for the preliminary business interruption settlement relating to lost income from the fourth quarter of 2022. This amount affects the Company’s Adjusted EBITDAre, Adjusted FFO, and net loss.
Year End 2022 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, February 22, 2023, at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 51 hotels and resorts, totaling approximately 12,800 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; statements regarding expectations of hotel dispositions; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 21, 2023. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	December 31, 2022	December 31, 2021

ASSETS
Assets:
Investment in hotel properties, net	$5,874,876	$6,079,333
Hotels held for sale	44,861	—
Cash and cash equivalents	41,040	58,518
Restricted cash	11,229	33,729
Hotel receivables (net of allowance for doubtful accounts of $431 and $1,142, respectively)	45,258	37,045
Prepaid expenses and other assets	116,276	52,565
Total assets	$6,133,540	$6,261,190

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,372,057	1,427,256
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	746,326	745,401
Senior unsecured notes, net of unamortized deferred financing costs	49,920	49,838
Mortgage loans, net of unamortized debt discount and deferred financing costs	218,990	219,393
Accounts payable, accrued expenses and other liabilities	250,518	250,584
Lease liabilities - operating leases	320,402	319,426
Deferred revenues	73,603	69,064
Accrued interest	4,535	4,567
Liabilities related to hotels held for sale	428	—
Distribution payable	12,218	11,756
Total liabilities	3,048,997	3,097,285
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $715,000 and $740,000 at December 31, 2022 and December 31, 2021, respectively), 100,000,000 shares authorized; 28,600,000 shares issued and outstanding at December 31, 2022 and 29,600,000 shares issued and outstanding at December 31, 2021	286	296
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 126,345,293 shares issued and outstanding at December 31, 2022 and 130,813,750 shares issued and outstanding at December 31, 2021	1,263	1,308
Additional paid-in capital	4,182,359	4,268,042
Accumulated other comprehensive income (loss)	35,724	(19,442)
Distributions in excess of retained earnings	(1,223,117)	(1,094,023)
Total shareholders' equity	2,996,515	3,156,181
Non-controlling interests	88,028	7,724
Total equity	3,084,543	3,163,905
Total liabilities and equity	$6,133,540	$6,261,190

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenues:
Room	$202,939	$158,577	$910,936	$483,191
Food and beverage	85,474	62,625	346,702	157,848
Other operating	31,193	26,075	134,253	92,005
Total revenues	$319,606	$247,277	$1,391,891	$733,044

Expenses:
Hotel operating expenses:
Room	$58,890	$41,328	$225,992	$127,105
Food and beverage	63,684	43,807	243,543	111,928
Other direct and indirect	106,622	83,478	413,939	257,547
Total hotel operating expenses	229,196	168,613	883,474	496,580
Depreciation and amortization	59,837	58,615	239,583	224,251
Real estate taxes, personal property taxes, property insurance, and ground rent	28,016	27,445	126,134	111,675
General and administrative	9,512	11,363	39,187	38,166
Transaction costs	99	37	430	100
Impairment and other losses	3,763	—	89,882	14,856
(Gain) loss on sale of hotel properties	—	—	(6,194)	(64,729)
Other operating expenses	959	485	4,673	1,936
Total operating expenses	331,382	266,558	1,377,169	822,835
Operating income (loss)	(11,776)	(19,281)	14,722	(89,791)
Interest expense	(29,235)	(23,568)	(99,988)	(96,633)
Other	406	28	562	113
Income (loss) before income taxes	(40,605)	(42,821)	(84,704)	(186,311)
Income tax (expense) benefit	738	(1)	(277)	(61)
Net income (loss)	(39,867)	(42,822)	(84,981)	(186,372)
Net income (loss) attributable to non-controlling interests	831	(429)	2,190	(1,514)
Net income (loss) attributable to the Company	(40,698)	(42,393)	(87,171)	(184,858)
Distributions to preferred shareholders	(11,043)	(11,344)	(45,074)	(42,105)
Issuance costs of redeemed preferred shares	8,186	(12)	8,186	(8,055)
Net income (loss) attributable to common shareholders	$(43,555)	$(53,749)	$(124,059)	$(235,018)

Net income (loss) per share available to common shareholders, basic	$(0.34)	$(0.41)	$(0.95)	$(1.80)
Net income (loss) per share available to common shareholders, diluted	$(0.34)	$(0.41)	$(0.95)	$(1.80)

Weighted-average number of common shares, basic	129,116,171	130,813,750	130,453,944	130,804,354
Weighted-average number of common shares, diluted	129,116,171	130,813,750	130,453,944	130,804,354

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$(39,867)	$(42,822)	$19,572	$(84,981)	$(186,372)	$115,725
Adjustments:
Real estate depreciation and amortization	59,751	58,512	57,396	239,231	223,813	234,591
Gain on sale of hotel properties	—	—	(2,819)	(6,194)	(64,729)	(2,819)
Impairment loss	3,514	—	—	89,633	14,856	—
FFO	$23,398	$15,690	$74,149	$237,689	$(12,432)	$347,497
Distribution to preferred shareholders and unit holders	(12,207)	(11,344)	(8,139)	(48,049)	(42,105)	(32,556)
Issuance costs of redeemed preferred shares	8,186	(12)	—	8,186	(8,055)	—
FFO available to common share and unit holders	$19,377	$4,334	$66,010	$197,826	$(62,592)	$314,941
Transaction costs	99	37	1,103	430	100	8,679
Non-cash ground rent	1,929	1,960	701	7,737	4,729	3,975
Management/franchise contract transition costs	471	136	1,143	817	271	5,927
Interest expense adjustment for acquired liabilities	542	811	213	2,549	2,127	902
Finance lease adjustment	731	719	1,000	2,906	3,037	3,193
Non-cash amortization of acquired intangibles	(529)	(543)	(290)	(2,149)	(1,593)	(1,340)
Non-cash interest expense	—	442	1,379	49	2,063	6,140
One-time operation suspension expenses	—	—	—	—	132	—
Early extinguishment of debt	7,995	—	—	7,995	1,700	1,698
Amortization of share-based compensation expense	3,195	3,087	2,141	11,349	11,432	8,240
Issuance costs of redeemed preferred shares	(8,186)	12	—	(8,186)	8,055	—
Estimated hurricane related repairs and cleanup costs	249	—	—	249	—	—
Adjusted FFO available to common share and unit holders	$25,873	$10,995	$73,400	$221,572	$(30,539)	$352,355

FFO per common share - basic	$0.15	$0.03	$0.50	$1.51	$(0.48)	$2.41
FFO per common share - diluted	$0.15	$0.03	$0.50	$1.51	$(0.48)	$2.40
Adjusted FFO per common share - basic	$0.20	$0.08	$0.56	$1.69	$(0.23)	$2.69
Adjusted FFO per common share - diluted	$0.20	$0.08	$0.56	$1.69	$(0.23)	$2.69

Weighted-average number of basic common shares and units	129,993,275	131,674,563	130,854,912	131,331,048	131,665,167	130,841,626
Weighted-average number of fully diluted common shares and units	129,993,275	131,674,563	131,039,450	131,331,048	131,665,167	131,088,262

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and estimated hurricane related repairs and cleanup costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	2019	2022	2021	2019

Net income (loss)	$(39,867)	$(42,822)	$19,572	$(84,981)	$(186,372)	$115,725
Adjustments:
Interest expense	29,235	23,568	23,962	99,988	96,633	108,474
Income tax expense (benefit)	(738)	1	(752)	277	61	5,172
Depreciation and amortization	59,837	58,615	57,504	239,583	224,251	234,880
EBITDA	$48,467	$39,362	$100,286	$254,867	$134,573	$464,251
Gain on sale of hotel properties	—	—	(2,819)	(6,194)	(64,729)	(2,819)
Impairment loss	3,514	—	—	89,633	14,856	—
EBITDAre	$51,981	$39,362	$97,467	$338,306	$84,700	$461,432
Transaction costs	99	37	1,103	430	100	8,679
Non-cash ground rent	1,929	1,960	701	7,737	4,729	3,975
Management/franchise contract transition costs	471	136	1,143	817	271	5,927
Non-cash amortization of acquired intangibles	(529)	(543)	(290)	(2,149)	(1,593)	(1,340)
One-time operation suspension expenses	—	—	—	—	132	—
Amortization of share-based compensation expense	3,195	3,087	2,141	11,349	11,432	8,240
Estimated hurricane related repairs and cleanup costs	249	—	—	249	—	—
Adjusted EBITDAre	$57,395	$44,039	$102,265	$356,739	$99,771	$486,913

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and estimated hurricane related repairs and cleanup costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Q1 2023 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2023
	Low	High

Net income (loss)	$(49)	$(44)
Adjustments:
Real estate depreciation and amortization	61	61
(Gain) loss on sale of hotel properties	1	1
Impairment loss	—	—
FFO	$13	$18
Distribution to preferred shareholders and unit holders	(12)	(12)
FFO available to common share and unit holders	$1	$6
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted FFO available to common share and unit holders	$7	$12

FFO per common share - diluted	$0.01	$0.05
Adjusted FFO per common share - diluted	$0.06	$0.10

Weighted-average number of fully diluted common shares and units	126.9	126.9

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense: The Company excludes the amortization of share-based compensation expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, finance lease adjustment and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2023 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2023
	Low	High

Net income (loss)	$(49)	$(44)
Adjustments:
Interest expense and income tax expense	28	28
Depreciation and amortization	61	61
EBITDA	$40	$45
(Gain) loss on sale of hotel properties	1	1
Impairment loss	—	—
EBITDAre	$41	$46
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted EBITDAre	$47	$52

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of share-based compensation expense: The Company excludes amortization of share-based compensation expense because the Company believes that including this non-cash adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2022	2021	2019	2022	2021	2019

Same-Property Occupancy	60.1%	53.0%	77.2%	62.6%	43.0%	81.3%
2022 vs. 2021 Increase/(Decrease)	13.3%			45.5%
2022 vs. 2019 Increase/(Decrease)	(22.1%)			(23.0%)

Same-Property ADR	$288.82	$260.57	$243.92	$308.00	$268.23	$257.85
2022 vs. 2021 Increase/(Decrease)	10.8%			14.8%
2022 vs. 2019 Increase/(Decrease)	18.4%			19.4%

Same-Property RevPAR	$173.62	$138.23	$188.25	$192.83	$115.44	$209.68
2022 vs. 2021 Increase/(Decrease)	25.6%			67.0%
2022 vs. 2019 Increase/(Decrease)	(7.8%)			(8.0%)

Same-Property Total RevPAR	$272.96	$213.42	$290.83	$294.49	$178.40	$316.78
2022 vs. 2021 Increase/(Decrease)	27.9%			65.1%
2022 vs. 2019 Increase/(Decrease)	(6.1%)			(7.0%)

Notes:
The schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q4 2022, 2021 and 2019 due to its closure for renovation during Q4 2021 and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian.

The schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q1, Q2, Q3 and Q4 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022; Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022; and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian. Additionally, the schedule excludes The Marker San Francisco for Q2, Q3 and Q4 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 and Q4 2022, 2021 and 2019 due to its sale on September 14, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Year ended December 31,	Three months ended December 31,	Year ended December 31,
	2022 vs. 2021	2022 vs. 2021	2022 vs. 2019	2022 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	(6.1%)	14.9%	24.7%	39.6%
Other	(9.4%)	25.0%	9.6%	16.5%
San Diego	26.3%	56.8%	13.5%	10.0%
Boston	25.8%	95.7%	(5.9%)	(5.1%)
Los Angeles	23.1%	77.5%	(7.6%)	(10.9%)
Chicago	74.2%	176.5%	(16.2%)	(18.3%)
Portland	35.1%	59.0%	(15.0%)	(19.4%)
Washington DC	96.4%	164.6%	(8.4%)	(26.4%)
Seattle	49.2%	125.3%	(38.0%)	(35.2%)
San Francisco	84.0%	199.2%	(51.6%)	(53.3%)

East Coast	13.7%	49.9%	3.1%	6.9%
West Coast	32.5%	76.9%	(14.2%)	(16.8%)

Notes:
The schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q4 2022, 2021 and 2019 due to its closure for renovation during Q4 2021 and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian.

The schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q1, Q2, Q3 and Q4 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022; Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022; and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian. Additionally, the schedule excludes The Marker San Francisco for Q2, Q3 and Q4 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 and Q4 2022, 2021 and 2019 due to its sale on September 14, 2022.

"Other" includes Newport, RI, Philadelphia, PA and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,			Year ended December 31,
	2022	2021	2019	2022	2021	2019

Same-Property Revenues:
Room	$197,539	$157,270	$213,715	$895,946	$536,375	$972,147
Food and beverage	83,306	60,536	87,517	340,512	189,770	364,812
Other	29,719	25,015	28,947	131,816	102,748	131,746
Total hotel revenues	310,564	242,821	330,179	1,368,274	828,893	1,468,705

Same-Property Expenses:
Room	$57,224	$41,458	$55,362	$221,464	$136,446	$236,572
Food and beverage	60,844	42,592	58,259	236,658	131,199	247,424
Other direct	7,581	6,089	6,194	32,540	23,202	27,993
General and administrative	29,920	24,083	27,562	114,586	80,683	113,947
Information and telecommunication systems	5,004	3,995	5,018	19,127	15,062	20,757
Sales and marketing	25,671	17,509	26,971	97,045	59,983	111,828
Management fees	8,255	6,904	10,196	40,709	22,007	43,915
Property operations and maintenance	13,576	11,706	11,647	50,268	38,647	47,472
Energy and utilities	9,453	8,522	8,361	39,365	31,266	35,314
Property taxes	14,382	15,485	18,135	71,233	69,605	71,424
Other fixed expenses	13,453	11,615	13,274	54,275	45,472	49,164
Total hotel expenses	245,363	189,958	240,979	977,270	653,572	1,005,810

Same-Property EBITDA	$65,201	$52,863	$89,200	$391,004	$175,321	$462,895

Same-Property EBITDA Margin	21.0%	21.8%	27.0%	28.6%	21.2%	31.5%

Notes:
The schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q4 2022, 2021 and 2019 due to its closure for renovation during Q4 2021 and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian.

The schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q1, Q2, Q3 and Q4 2022, 2021 and 2019 due to its closure for renovation from Q3 2021 to Q2 2022; the Inn on Fifth for Q1 2022, 2021 and 2019 due to its acquisition on May 11, 2022; Newport Harbor Island Resort for Q1 and Q2 2022, 2021 and 2019 due to its acquisition on June 23, 2022; and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian. Additionally, the schedule excludes The Marker San Francisco for Q2, Q3 and Q4 2022, 2021 and 2019 due to its sale on June 28, 2022; Sofitel Philadelphia at Rittenhouse Square for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 2, 2022; Hotel Spero for Q3 and Q4 2022, 2021 and 2019 due to its sale on August 25, 2022 and Hotel Vintage Portland for Q3 and Q4 2022, 2021 and 2019 due to its sale on September 14, 2022.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2022 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
1 Hotel San Francisco
The Marker San Francisco	X
Hotel Spero	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Hotel Ziggy	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X
Hotel Zena Washington DC	X	X	X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X

The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort	X	X	X	X
Margaritaville Hollywood Beach Resort	X	X	X	X
Estancia La Jolla Hotel & Spa	X	X	X	X
Inn on Fifth		X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's fourth quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2022, except for 1 Hotel San Francisco for Q4 2022, 2021 and 2019 due to its closure for renovation during Q4 2021 and LaPlaya Beach Resort & Club for Q4 2022, 2021 and 2019 due to its closure following Hurricane Ian.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the first quarter of 2023 include all of the hotels the Company owned as of February 21, 2023, except for 1 Hotel San Francisco for Q1 2023, 2022 and 2019 due to its closure for renovation during Q1 2022, LaPlaya Beach Resort & Club for Q1 2023, 2022 and 2019 due to its closure following Hurricane Ian, and The Heathman Hotel for Q1 2023, 2022 and 2019 due to its pending sale in Q1 2023.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	86%	86%	77%	81%
ADR	$253	$272	$269	$248	$261
RevPAR	$189	$234	$231	$191	$211

Hotel Revenues	$332.0	$409.5	$402.8	$350.0	$1,494.3
Hotel EBITDA	$89.2	$145.1	$136.6	$95.2	$466.2
Hotel EBITDA Margin	26.9%	35.4%	33.9%	27.2%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	43%	54%	52%	43%
ADR	$266	$265	$291	$265	$273
RevPAR	$60	$113	$157	$139	$117

Hotel Revenues	$109.7	$205.4	$280.1	$257.3	$852.4
Hotel EBITDA	($3.4)	$46.4	$84.1	$58.2	$185.4
Hotel EBITDA Margin	(3.1%)	22.6%	30.0%	22.6%	21.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022

Occupancy	49%	69%	72%	59%	62%
ADR	$311	$324	$323	$292	$314
RevPAR	$151	$223	$234	$173	$195

Hotel Revenues	$264.0	$396.9	$411.5	$319.4	$1,391.8
Hotel EBITDA	$61.5	$138.7	$131.0	$62.5	$393.8
Hotel EBITDA Margin	23.3%	34.9%	31.8%	19.6%	28.3%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2022, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

	Hotel EBITDA													2022 Hotel EBITDA per Key
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022

Unique Lifestyle Resorts
LaPlaya Beach Resort & Club	$5.7	$7.6	$8.7	$10.7	$12.4	$15.7	$16.2	$11.8	$16.5	$17.7	$14.0	$27.4	$24.8	$131.2
Inn on Fifth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.1	4.2	9.7	11.9	100.0
Southernmost Beach Resort	9.0	10.4	10.8	14.1	17.6	19.9	21.1	17.9	19.3	21.4	13.1	24.4	24.2	82.6
The Marker Key West Harbor Resort	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	6.0	3.1	7.9	7.9	82.3
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	7.3	2.7	8.5	9.0	74.4
Margaritaville Hollywood Beach Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17.8	0.4	22.1	24.5	66.4
Newport Harbor Island Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7.4	4.2	13.9	13.1	51.0
Estancia La Jolla Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8.1	(0.3)	4.6	10.6	50.5
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	10.3	1.2	7.7	12.3	47.3
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	4.4	(1.1)	3.3	7.3	46.8
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	15.3	4.6	14.1	20.5	44.4
Jekyll Island Club Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.0	2.7	8.7	7.4	37.0
San Diego Mission Bay Resort	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	5.5	(4.2)	6.9	9.5	26.6

Unique Lifestyle Resorts Total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$131.3	$44.6	$159.2	$183.0	$59.2

Boston Urban
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$21.2	$0.3	$10.5	$21.1	$70.8
Revere Hotel Boston Common	3.3	6.1	5.7	9.2	11.7	13.3	12.2	12.6	12.4	11.8	(6.1)	2.8	15.7	44.1
The Westin Copley Place, Boston	21.3	23.5	24.4	25.8	28.7	32.7	33.3	31.5	28.5	32.9	(4.4)	3.0	30.7	38.2
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	8.1	(2.6)	2.4	7.2	30.3
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	10.1	(2.2)	1.6	5.6	20.7

Boston Total	$40.7	$50.3	$56.5	$64.7	$75.0	$84.9	$84.1	$83.1	$80.9	$84.1	$(15.0)	$20.3	$80.3	$40.9

Miami Urban
Hotel Colonnade Coral Gables, Autograph Collection	1.9	2.1	1.8	3.1		3.4	3.6	3.9	4.0	4.5	4.1	(0.3)	3.0	4.8	30.6

Miami Total	$1.9	$2.1	$1.8	$3.1		$3.4	$3.6	$3.9	$4.0	$4.5	$4.1	$(0.3)	$3.0	$4.8	$30.6

San Diego Urban
The Westin San Diego Gaslamp Quarter	8.4	8.2	9.7	11.2		12.7	14.6	16.9	16.0	14.4	14.2	(1.3)	2.2	12.7	28.2
Embassy Suites San Diego Bay - Downtown	7.6	8.2	8.8	8.9		9.5	11.3	11.3	11.1	11.7	10.4	(0.2)	4.5	9.1	26.7
Solamar Hotel	5.2	6.3	6.5	6.3		6.5	7.4	7.7	7.3	7.3	7.0	(0.4)	2.1	6.2	26.4
Hilton San Diego Gaslamp Quarter	7.6	8.5	8.8	8.9		9.5	10.5	10.9	11.1	11.6	10.5	(0.4)	0.6	7.1	24.8

San Diego Total	$28.8	$31.2	$33.8	$35.3		$38.2	$43.8	$46.8	$45.5	$45.0	$42.1	$(2.3)	$9.4	$35.1	$26.8

Los Angeles Urban
Le Parc Suite Hotel	$4.2	$4.5	$4.7	$5.3		$5.6	$6.1	$7.0	$6.1	$6.1	$5.8	$(0.1)	$2.8	$5.5	$35.7
Viceroy Santa Monica Hotel	$3.0	$5.8	$6.9	$7.6		$8.2	$8.4	$7.8	$7.0	$6.6	$6.2	$(2.9)	$1.8	$5.4	$32.0
Chamberlain West Hollywood Hotel	$1.0	$3.4	$3.8	$4.1		$4.8	$4.8	$5.2	$4.4	$3.1	$3.7	$(0.2)	$1.2	$3.5	$30.4
Montrose West Hollywood	$3.9	$4.3	$4.2	$5.5		$5.9	$5.9	$6.5	$5.9	$3.9	$4.7	$0.3	$1.0	$3.6	$27.1
W Los Angeles - West Beverly Hills	$5.6	$6.9	$8.0	$8.7		$8.9	$9.5	$12.3	$11.5	$10.2	$8.4	$(2.0)	$0.7	$6.8	$22.9
Le Méridien Delfina Santa Monica	$5.3	$6.8	$6.9	$8.0	`	$9.9	$11.7	$13.8	$13.4	$12.7	$11.2	$(0.8)	$2.2	$7.0	$22.6
Mondrian Los Angeles	$7.9	$8.9	$7.4	$8.2		$11.0	$12.2	$12.6	$11.8	$8.6	$7.6	$(2.0)	$2.1	$5.0	$21.2
Hotel Palomar Los Angeles Beverly Hills	$2.3	$2.9	$3.9	$3.8		$4.5	$4.2	$6.2	$4.0	$7.4	$5.7	$(4.2)	$(1.2)	$3.6	$13.6
Hotel Ziggy	$1.9	$2.2	$2.2	$2.0		$1.5	$0.9	$2.8	$2.8	$2.8	$2.8	$—	$1.1	$1.1	$10.2

Los Angeles Total	$35.1	$45.7	$48.0	$53.2		$60.3	$63.7	$74.2	$66.9	$61.4	$56.1	$(11.9)	$11.7	$41.5	$23.2

Portland Urban
The Nines, a Luxury Collection Hotel, Portland	$6.2	$8.0	$8.9	$10.8		$12.8	$15.2	$15.6	$15.8	$15.6	$13.0	$(0.6)	$3.8	$8.0	$24.2
The Heathman Hotel	$1.5	$1.6	$1.9	$2.4		$3.0	$5.7	$4.4	$4.3	$3.4	$4.2	$(0.9)	$0.4	$1.2	$7.9
The Hotel Zags	$2.7	$3.3	$3.9	$4.5		$5.6	$6.5	$6.7	$5.4	$3.8	$3.3	$(1.0)	$(0.6)	$0.4	$2.3

Portland Total	$10.4	$12.9	$14.7	$17.7		$21.4	$27.4	$26.7	$25.5	$22.8	$20.5	$(2.5)	$3.6	$9.6	$14.6

Washington DC Urban
George Hotel	$4.2	$4.6	$4.1	$4.1		$4.3	$5.2	$5.7	$6.3	$5.7	$5.3	$(0.5)	$—	$3.7	$26.6
Hotel Monaco Washington DC	5.5	6.9	7.6	7.9		7.9	8.1	8.1	9.9	8.6	7.9	(1.4)	(0.5)	4.7	25.5

Viceroy Washington DC	3.3	3.6	3.4	3.2	3.2	3.0	3.6	5.8	5.5	4.9	(2.3)	(1.3)	1.1	6.2
Hotel Zena Washington DC	4.0	4.6	3.8	4.3	5.2	5.8	6.1	6.4	5.1	3.8	(2.3)	(2.7)	0.6	3.1

Washington DC Total	$17.0	$19.7	$18.9	$19.5	$20.6	$22.1	$23.5	$28.4	$24.9	$21.9	$(6.5)	$(4.5)	$10.1	$14.6

Chicago Urban
Hotel Chicago Downtown, Autograph Collection	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$12.6	$12.2	$(1.4)	$0.6	$7.4	$20.9
The Westin Michigan Avenue Chicago	14.7	15.8	16.7	16.0	18.0	19.4	17.9	13.1	12.0	9.9	(9.5)	(3.3)	6.5	8.6

Chicago Total	$20.2	$21.1	$24.0	$24.4	$26.5	$29.8	$30.3	$25.4	$24.6	$22.1	$(10.9)	$(2.7)	$13.9	$12.6

Seattle Urban
Hotel Monaco Seattle	$2.2	$2.9	$3.4	$5.2	$6.2	$6.7	$6.1	$6.1	$6.4	$5.6	$(1.7)	$(0.6)	$2.1	$11.1
Hotel Vintage Seattle	1.8	2.2	2.4	2.7	2.6	3.5	3.4	3.5	3.5	3.0	(1.5)	(0.6)	1.0	8.0

Seattle Total	$4.0	$5.1	$5.8	$7.9	$8.8	$10.2	$9.5	$9.6	$9.9	$8.6	$(3.2)	$(1.2)	$3.1	$9.9

San Francisco Urban
Argonaut Hotel	5.2	6.5	8.5	10.2	11.8	13.0	13.0	11.7	12.9	14.6	(1.5)	1.5	7.1	28.2
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9	5.8	6.1	5.6	3.9	4.3	5.6	(0.3)	(1.0)	2.0	15.3
Hotel Zephyr Fisherman's Wharf	7.3	8.7	11.2	12.1	12.1	12.6	16.2	13.1	13.7	16.8	(1.1)	0.5	4.9	13.6
Hotel Zetta San Francisco	N/A	N/A	N/A	2.8	5.4	6.2	5.6	5.5	6.0	6.0	(0.3)	(1.4)	1.4	12.1
Hotel Zoe Fisherman's Wharf	N/A	N/A	5.2	6.6	7.9	8.2	7.8	3.6	7.7	8.9	(1.5)	(1.7)	1.3	5.9
Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	8.4	(2.5)	(4.6)	(0.1)	(0.5)
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	7.7	(1.2)	(1.6)	(1.2)	(6.1)
1 Hotel San Francisco	4.0	6.0	7.4	7.3	8.6	11.0	10.3	9.8	8.0	7.5	(4.0)	(4.9)	(2.9)	(14.5)

San Francisco Total	$20.5	$30.5	$42.5	$51.9	$61.8	$68.4	$67.7	$61.1	$67.0	$75.5	$(12.4)	$(13.2)	$12.5	$7.4

Urban Total	$178.6	$218.6	$246.0	$277.7	$316.0	$353.9	$366.7	$349.5	$341.0	$335.0	$(65.0)	$26.4	$210.9	$21.8

Total Hotel EBITDA	$218.3	$266.9	$298.9	$340.8	$388.7	$441.5	$455.0	$433.0	$432.4	$466.3	$(20.4)	$185.6	$393.9	$30.9

Notes:
These historical Same-Property Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of February 21, 2023 These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.